UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 27, 2024

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway,	Redwood City,	California	94065-1175
(Address of Principal Executive Offices)			(Zip Code)

(650)	628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.05    Costs Associated with Exit or Disposal Activities.

On February 27, 2024, the Board of Directors of Electronic Arts Inc. (the "Company") approved a restructuring plan (the "Plan") focused on aligning its portfolio, investments, and resources in support of its strategic priorities and growth initiatives. These actions are consistent with the Company’s ongoing focus to deliver against its long-term strategy to drive durable growth, strong cash-flow, and stockholder returns. The Plan reflects actions driven by portfolio rationalization, including costs associated with licensor commitments, as well as reductions in real estate and headcount, impacting approximately 5% of the Company's workforce.

The Company estimates that it will incur approximately $125 million to $165 million in total charges in connection with the Plan. These charges consist of approximately $50 million to $65 million associated with office space reductions, approximately $40 million to $55 million related to employee severance and employee-related costs, and $35 million to $45 million in costs associated with licensor commitments. Of the aggregate amount of charges that the Company estimates it will incur, the Company expects that approximately $105 million to $150 million will be future cash expenditures.

The actions associated with the Plan are expected to be substantially complete by December 31, 2024. Certain payments associated with lease obligations will be paid in accordance with their terms.

Item 8.01    Other Events.

On February 28, 2024, the Company's Chief Executive Officer Andrew Wilson sent a letter to employees about the Plan, which is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. We use words such as “anticipate,” “believe,” “expect,” “intend,” “estimate”, “plan”, “predict”, “seek”, “goal”, “will”, “may”, “likely”, “should”, “could” (and the negative of any of these terms), “future”, and similar expressions to identify forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our business, uncertain events and assumptions and other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements consist of, among other things, statements related to our business, operations and financial results, and our future financial performance, and may include certain assumptions that underlie the forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those described in Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including Electronic Arts’ Annual Report on Form 10-K, filed on May 24, 2023. We assume no obligation to revise or update any forward-looking statement for any reason, except as required by law.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Letter to employees from EA's CEO, Andrew Wilson, dated February 28, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Letter to employees from EA's CEO, Andrew Wilson, dated February 28, 2024

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	February 28, 2024	By:	/s/ Stuart Canfield
Stuart Canfield
Chief Financial Officer